UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

Stoke Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38938	47-114582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Wiggins Ave Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 13, 2020, following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Stoke Therapeutics, Inc. (“Stoke” or the “Company”) elected Garry Menzel, Ph.D., to serve on the Board as a Class I director and as a member of the Compensation Committee, effective immediately. Dr. Menzel shall hold office for a term expiring at the 2023 Annual Meeting of Stoke’s stockholders, which is the next stockholder meeting at which Class I directors will be elected. There is no arrangement or understanding between Dr. Menzel and any other persons pursuant to which Dr. Menzel was selected as a director. Dr. Menzel is not a party to and does not have any direct or indirect material interest in any transaction with Stoke required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Dr. Menzel qualifies as an independent director pursuant to the Securities Act of 1933, as amended and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Dr. Menzel also entered into Stoke’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.1 to Stoke’s S-1 Registration Statement, as filed with the Securities and Exchange Commission on June 7, 2019.

In connection with his appointment to the Board, and in accordance with the Company’s non-employee director compensation program, Dr. Menzel will receive an annual cash retainer of $35,000 for serving on the Board and a $5,000 annual cash retainer in connection with his service on the Compensation Committee. In addition, in accordance with the Company’s 2019 Equity Incentive Plan (the “Plan”), on the effective date of his appointment, Dr. Menzel will be granted an initial stock option to purchase 29,555 shares of the Company’s common stock, which will vest in twelve substantially equal quarterly installments on each quarterly anniversary of the date of grant. Dr. Menzel will also be entitled to an annual stock option grant in accordance with the Plan.

On August 17, 2020, the Company issued a press release regarding Dr. Menzel’s appointment, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated August 17, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: August 17, 2020	By:	/s/ Robin A. Walker
Robin A. Walker
Senior Vice President, Chief Legal Officer and Chief Compliance Officer